P10, INC.

2021 INCENTIVE PLAN

Notice of Grant OF STOCK OPTION

Unless otherwise defined herein, the terms defined in the 2021 Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement, including the Notice of Grant of Stock Option (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, and any appendices and exhibits attached thereto (all together, the “Award Agreement”).

P10, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named below a nonqualified stock option (the “Option”) to purchase all or any part of the number of shares of its common stock, par value $0.001 per Share (the “Shares”), that are covered by this Option, as specified below, at the Exercise Price per Share specified below and upon the terms and conditions set forth in the Plan and the Award Agreement.

Name of Optionee:
Grant Date:
Number of Shares of Common Stock covered by Option:
Exercise Price Per Share:
Expiration Date:	Subject to earlier expiration in accordance with Section 6 of the Stock Option Agreement, Month xx, 20xx
Vesting Schedule:

100% vesting on Month xx, 20xx, but only if the Optionee is continuously employed by the Company or an affiliate through such date; provided, however, that in the event of Optionee’s death, Disability (as defined in the Plan), termination of employment by the Optionee with good reason (as may be determined by the Board in its sole discretion) or termination of employment by the Company or its affiliates without Cause (as defined in the Plan) prior to Month xx, 20xx, the vesting of such options shall accelerate and the options shall vest in full upon such termination event, subject to the provisions of Sections 6 and 13.1 of the Plan, as may be amended from time to time.

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In the event Optionee ceases to be an Eligible Person for any or no reason before Optionee vests in the Stock Option, the Stock Options and Optionee’s right to acquire any Shares hereunder will immediately terminate, unless otherwise provided in the Plan.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. By accepting this award, the Optionee acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of the Plan and the attached Stock Option Agreement. The Optionee acknowledges that a copy of the Plan has been delivered to the Optionee.

P10, INC. By: Name: _______________ Title: ________________	Optionee’s Signature Optionee’s Printed Name Address (Please print):

P10, INC.

2021 INCENTIVE PLAN

Stock Option AWARD Agreement

TERMS AND CONDITIONS OF STOCK OPTION GRANT

Section 1.
Grant of Option. The Company hereby grants to the individual (the “Optionee”) named in the Notice of Grant of Stock Options of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Stock Options, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 11.3 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.
Section 2.
Right To Exercise. Except as provided in Section 4, and subject to Section 6, the Stock Options awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Optionee continuing to be an Eligible Person through each applicable vesting date.
Section 3.
No Transfer or Assignment of Option. Except as otherwise provided in this Award Agreement or the Plan, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
Section 4.
Exercise Procedures and Payment.
(a)
Notice of Exercise. The Optionee or the Optionee’s representative may exercise this Option by giving written notice to the Company specifying the election to exercise this Option, the number of Shares for which it is being exercised and the form of payment. Exhibit A is an example of a “Notice of Exercise.” The Notice of Exercise shall be signed by the person exercising this Option. In the event that this Option is being exercised by the Optionee’s representative, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this Option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price, plus all required taxes and other withholdings.
(b)
Issuance of Shares. Subject to Sections 7 and 8 hereof, after receiving a proper Notice of Exercise, the Company shall issue a certificate or certificates for the Shares as to which this Option has been exercised, registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship. Notwithstanding the above, in lieu of actual issuance of physical Share certificates, the Company, in its sole discretion, may register the Optionee’s ownership thereof in its stock transfer books and records.
(c)
Withholding Requirements. The Optionee shall make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements (or other governmental obligation) that may arise as a result of the exercise of this Option as a condition to the exercise of this Option. Furthermore, as a condition to the receipt of this Option, the Optionee hereby consents to the payment of any amounts that may become due to the Optionee in respect of the cancellation, cash-out or other settlement of this Option, including in connection with a change in control of the Company, in any manner determined appropriate by the Board, including through the payroll system of the Company or any successor of the Company or an affiliate of any such entity.

(d) Payment Upon Exercise. Upon exercise of Options hereunder, the Exercise Price and applicable withholding obligations may be paid in cash, check or any other method permissible under the Plan.

Section 5.
Forfeiture Upon Termination as an Eligible Employee. Notwithstanding any contrary provision of this Award Agreement, if Optionee ceases to be an Eligible Person for any or no reason, other than pursuant to Section 8.6 of the Plan, the then-unvested Options awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Optionee will have no further rights thereunder.
Section 6.
Term And Expiration.
(a)
Basic Term. Subject to earlier termination in accordance with subsection (b) below, this Option shall expire on the Expiration Date set forth in the Notice.
(b)
Termination of Service. If an Optionee’s Service terminates as a result of the Optionee’s death or Disability, then any unvested Options shall be immediately forfeited, without the payment of any consideration therefore, as of the date of such termination of Service and any vested Options shall remain exercisable only for a period of ninety (90) days following such termination, provided that they shall remain exercisable for a period of twelve (12) months following such termination if termination occurs due to death or Disability. If an Optionee’s Service is terminated (i) by the Company for Cause or (ii) is a voluntary termination after the occurrence of an event that would be grounds for termination of employment for Cause, all outstanding Options held by the Optionee shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options Legality of Initial Issuance.

(c) Change in Control. Upon the occurrence of a Change in Control (as defined in the Plan), the Options subject to this Award Agreement may vest or be cancelled and terminated in accordance with Section 10 of the Plan.

Section 7.
Section 409A. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Options provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities

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herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
Section 8.
Tax Consequences and Tax Obligations.

(a) Optionee has reviewed with his/her own tax advisors the U.S. federal, state, local and foreign tax consequences of this Award and the transactions contemplated by this Award Agreement. With respect to such matters, Optionee relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Optionee understands that Optionee (and not the Company) shall be responsible for Optionee’s own tax liability that may arise as a result of this Award or the transactions contemplated by this Award Agreement.

(b) Optionee acknowledges that, regardless of any action taken by the Company or, if different, Optionee’s employer (the “Employer”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Options, including, without limitation, (i) all federal, state, and local taxes (including the Optionee’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Optionee’s participation in the Plan and legally applicable to Optionee, (ii) the Optionee’s and, to the extent required by the Company (or Employer), the Company’s (or Employer’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Options or sale of Shares, and (iii) any other Company (or Employer) taxes the responsibility for which the Optionee has, or has agreed to bear, with respect to the Options (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Optionee further acknowledges that the Company and/or the Employer (A) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Options, including, but not limited to, the grant, vesting or exercise of the Options, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate Optionee’s liability for Tax Obligations or achieve any particular tax result. Further, if Optionee is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Optionee fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Optionee acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

(c) When Shares are issued upon exercise of Options, Optionee generally will recognize immediate U.S. taxable income if Optionee is a U.S. taxpayer. If Optionee is a non-U.S. taxpayer, Optionee will be subject to applicable taxes in his or her jurisdiction. Pursuant to such procedures as the Committee may specify from time to time, the Company and/or Employer shall withhold the minimum amount required to be withheld for the payment of Tax Obligations. The Committee,

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in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Optionee to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Tax Obligations, (iii) withholding the amount of such Tax Obligations from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer, (iv) delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Tax Obligations, or (v) selling a sufficient number of such Shares otherwise deliverable to Optionee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Tax Obligations. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Optionee upon exercise of the Option and, until determined otherwise by the Company, this will be the method by which such Tax Obligations are satisfied. Further, if Optionee is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges and agrees that the Company and/or the Employer (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction. Optionee acknowledges and agrees that the Company may refuse to deliver the Shares upon exercise of Options if such Tax Obligations are not delivered at the time they are due.

Section 9.
No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTIONS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ELIGIBLE PERSON AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS STOCK OPTION AWARD OR ACQUIRING SHARES HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN ELIGIBLE PERSON FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE

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EMPLOYER) TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN ELIGIBLE PERSON AT ANY TIME, WITH OR WITHOUT CAUSE.
Section 10.
Nature of Grant. In accepting the grant, Optionee acknowledges, understands and agrees that:

(a) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past;

(b) all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Company;

(c) Optionee is voluntarily participating in the Plan;

(d) the Options and the Shares subject to the Options are not intended to replace any pension rights or compensation;

(e) the Options and the Shares subject to the Options, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;

(g) for purposes of the Options, Optionee’s status as an Eligible Person will be considered terminated as of the date Optionee is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Optionee is an Eligible Person or the terms of Optionee’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Committee, Optionee’s right to vest in the Options under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Optionee is an Eligible Person or the terms of Optionee’s employment or service agreement, if any, unless Optionee is providing bona fide services during such time); the Committee shall have the exclusive discretion to determine when Optionee is no longer actively providing services for purposes of the Option grant (including whether Optionee may still be considered to be providing services while on a leave of absence);

(h) unless otherwise provided in the Plan or by the Company in its discretion, the Options and the benefits evidenced by this Award Agreement do not create any entitlement to have the Options or any such benefits transferred to, or assumed by, another company nor be

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exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(i) the following provisions apply only if Optionee is providing services outside the United States:

(i) the Options and the Shares subject to the Options are not part of normal or expected compensation or salary for any purpose;

(ii) Optionee acknowledges and agrees that none of the Company, the Employer or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Optionee’s local currency and the United States Dollar that may affect the value of the Options or Shares underlying the Options or of any subsequent sale of any Shares acquired upon exercise of the Option; and

(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Options resulting from the termination of Optionee’s status as an Eligible Person (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is providing services to the Company or the terms of Optionee’s employment or service agreement, if any), and in consideration of the grant of the Options to which Optionee is otherwise not entitled, Optionee irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

Section 11.
Data Privacy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Optionee understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Optionee understands that the recipients of the

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Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Optionee authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If Optionee does not consent, or if Optionee later seeks to revoke his or her consent, his or her status as an Eligible Person and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Optionee’s consent is that the Company would not be able to grant Optionee Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Optionee understands that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

Section 12.
Miscellaneous Provisions.
(a)
Rights as a Stockholder. Neither Optionee nor any person claiming under or through Optionee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Optionee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Optionee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
(b)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
(c)
Notification. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at P10, Inc., 4514 Cole Avenue, Suite 1600, Dallas, Texas 75205, or at such other address as the Company may hereafter designate in writing.

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(d)
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
(e)
Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances
(f)
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Optionee under this Agreement may only be assigned with the prior written consent of the Company.

(g) Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Optionee (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Options as the Committee may establish from time to time for reasons of administrative convenience.

(h) Language. If Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

(i) Interpretation. The Committee will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Options have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Optionee, the Company and all other interested persons. Neither the Committee nor any person acting on behalf of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

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(j) Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

(k) Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Optionee expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Optionee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Options.

(l) Governing Law and Venue. This Award Agreement will be governed by the laws of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware), and no other courts.

(m) Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

(n) Amendment, Suspension or Termination of the Plan. By accepting this Award, Optionee expressly warrants that he or she has received Options under the Plan, and has received, read and understood a description of the Plan. Optionee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

(o) Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

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EXHIBIT A

Sample Notice of Exercise

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

Attn: Corporate Secretary

To the Corporate Secretary:

I hereby exercise my stock Option granted under the P10, Inc. 2021 Incentive Plan (the “Plan”) and notify you of my desire to purchase the shares that have been offered pursuant to the Plan and related Stock Option Agreement as described below.

I shall pay the Purchase Price [by delivery of a check payable to P10, Inc. (the “Company”)] plus all amounts required to be withheld by the Company under state, federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this ___ day of ___________________ (month) ____(year).

No. Shares to be Acquired	Exercise Price	Estimated Withholding	Total

Amount Paid

Very truly yours,

______________________

Signature of Optionee

Optionee’s Name and Mailing Address

______________________

______________________

______________________

Optionee’s Social Security Number

_____________________